UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2004

Southwest Airlines Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas		75235-1611
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

The Southwest Airlines Co. ProfitSharing Plan ("Plan") is changing service providers, effective January 1, 2005. The new service provider for the Plan will be JPMorgan Retirement Plan Services. As a result of this change, participants in the Plan will be temporarily unable to change, direct or diversify investments in their individual accounts, including the Common Stock of Southwest Airlines Co., effective December 29, 2004. December 15, 2004 will be the last day the retiring record keeper will process withdrawal or distribution paperwork.

The blackout is expected to end during the week of January 2, 2005. During the blackout period, and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by writing Southwest Airlines Co., Attn. Vice President - General Counsel, P.O. Box 36611, Dallas, TX 75235, telephone 214/904-4000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co.

November 15, 2004	By:	/s/ Deborah Ackerman

Name: Deborah Ackerman
Title: Vice President - General Counsel